EXHIBIT 10.1

                                 SYNOPSYS, INC.
                          CONSULTING SERVICES AGREEMENT

     This Amended and Restated Consulting Services Agreement (the "Agreement") is entered into and effective as of the 1st day of November, 2001 (the
"Effective Date") by and between Synopsys, Inc., a Delaware corporation ("Synopsys"), and A. Richard Newton ("Consultant").

     In consideration of the mutual promises hereinafter contained, the parties agree as follows:

        1.    STATEMENT OF WORK

        1.1 Synopsys agrees to retain Consultant to perform the work as specified in Exhibit A, Statement of Work (the "Work"), for the period specified herein. Consultant shall submit to Synopsys, in written or other tangible form, any deliverables or results of Consultant's work under this Agreement (the "Results").

        1.2 At least once a month, Consultant will report to Synopsys on the status of the work. On reasonable notice, Synopsys may inspect Consultant's work in progress and receive copies of it.

        2.    ACCEPTANCE OF DELIVERABLES

              Synopsys will inform Consultant in writing within a reasonable period of time of receiving a deliverable whether it accepts or rejects that deliverable. Synopsys may reject any deliverable which does not comply with the Statement of Work and/or with Synopsys' standards. If Synopsys fails to notify Consultant within the specified time, Synopsys will be deemed to have accepted the deliverable. If Synopsys rejects it, Synopsys may either terminate the contract pursuant to
              Section 7.4, or it may allow Consultant an opportunity to revise the deliverable to render it acceptable to Synopsys.

        3.    COMPENSATION

        3.1 Compensation for all Work specified herein shall be as specified in Exhibit B.

        3.2 Synopsys agrees to compensate Consultant for all reasonable, non-local travel expenses, which may be incurred at the request and with the prior written approval of Synopsys. Lodging and subsistence expenses will be reimbursed at actual costs, which should reflect what the going rates are for the particular location being visited. Rental car expenses for a compact size car will be reimbursed at actual cost. Materials and the cost of subcontracts shall not be chargeable to this Agreement.



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        3.3   The  Compensation  specified  in  Exhibit B and the  foregoing costs and expenses are Consultant's sole compensation for performing Work for Synopsys.

        3.3 Consultant shall provide Synopsys with periodic invoices detailing compensation, fees, and expense reimbursements, which Consultant believes are due under this Agreement. Consultant shall itemize and provide receipts for all expenses invoiced to Synopsys.

        4.    CONFIDENTIAL INFORMATION

        4.1 Definition Of Confidential Information. Both parties agree that information disclosed by one party to the other, including but not limited to information learned from the disclosing party's employees, agents or through inspection of the disclosing party's property, that relates to the disclosing party's products, designs, business plans, business opportunities, finances, research, development, know-how, personnel, or third-party confidential information disclosed to the receiving party from the disclosing party, and the terms and conditions of this Agreement, will be considered and referred to collectively in this Agreement as "Confidential Information." Confidential Information, however, does not include information that: 1) is now or subsequently becomes generally available to the public through no fault or breach on the part of receiving party; 2) the receiving party can demonstrate to have had rightfully in its possession prior to disclosure by the disclosing party; 3) is independently developed by the receiving party without the use of any Confidential Information; or 4) the receiving party rightfully obtains from a third party who has the right to transfer or disclose it.

        4.2 Nondisclosure And Nonuse Of Confidential Information. The receiving party agrees that it will not disclose, publish, or disseminate Confidential Information to anyone other than those of its employees with a demonstrated need to know, and the receiving party agrees to take all reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information. Recipient agrees to use Confidential Information solely for the purposes contemplated by this Agreement and not otherwise for its own or any third party's benefit without the prior written approval of an authorized representative of the disclosing party in each instance. All Confidential Information remains the property of the disclosing party



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        4.3   Synopsys will not solicit or accept confidential information from
              Consultant that belongs to any current or former employers.

        5.    ASSIGNMENT OF RIGHTS AND INTEREST

        5.1 Consultant will promptly disclose in writing to Synopsys all inventions, improvements, designs, formulas, works of authorship, trade secrets, technology, algorithms, computer programs, ideas, processes, techniques, know-how and data, whether or not patentable, that are made, conceived, or first reduced to practice by Consultant, either alone or jointly with others, in the course of performing the Work ("Inventions"). Consultant will not disclose Inventions to any party outside Synopsys absent Synopsys' prior written consent.

        5.2 Consultant agrees that all Inventions (including those related to any Confidential Information) and all Intellectual Property Rights embodied therein, shall be the sole property of Synopsys. Consultant agrees to assign and hereby assigns to Synopsys all right, title and interest in and to Inventions and related Intellectual Property Rights in any such Inventions.

        5.3 Consultant agrees to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by Synopsys to permit and assist it in obtaining, maintaining, defending, and enforcing Intellectual Property Rights with respect to such Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings.

        5.4 Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law, Consultant hereby forever waives and agrees never to assert any and all Moral Rights it may have in the Results, even after termination of the Services. Consultant will confirm any such waivers from time to time as requested by Synopsys.

        5.5 Consultant will complete Exhibit C, listing all intellectual property existing as of the Effective Date of this Agreement and to which Consultant claims ownership. If Exhibit C is not completed, Consultant is representing that there is no existing Consultant intellectual property as of the Effective Date of this Agreement.

        5.6 Synopsys acknowledges that from time to time Consultant may have Intellectual Property Rights which Consultant wishes to incorporate into the Results or which may be necessary for the utilization by Synopsys of such Results ("Consultant's Related Rights"). Unless otherwise agreed in advance, Consultant hereby grants Synopsys, its subsidiaries and affiliates, a royalty-free, irrevocable, worldwide, nonexclusive, perpetual license to make, have made, sell, use, disclose, reproduce, modify, prepare Derivative Works from, distribute, perform and display Consultant's Related Rights, with full rights to authorize others to do the same. Consultant will indemnify, hold harmless and, at Synopsys' request, defend Synopsys, its subsidiaries and affiliates, from and against all claims, liabilities, damages, losses and expenses including, but not limited to reasonable attorneys' fees and costs of suit, arising out of or in connection with all claims that the use or disclosure of Consultant's Related Rights violates any third party's rights.


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        6.    INDEPENDENT CONTRACTOR STATUS

              The relationship of Synopsys and Consultant established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give Synopsys the power to direct or control the day-to-day activities of Consultant. Consultant has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of Synopsys. Consultant is solely responsible for all taxes, withholdings, and other similar statutory obligations arising out of the performance of services under this Agreement and Consultant agrees to defend, indemnify and hold Synopsys harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations.

        7.    TERM AND TERMINATION

        7.1 The initial term of this Agreement shall expire on October 31, 2002. Thereafter, this Agreement shall be automatically renewed for successive one-year terms unless this Agreement shall be earlier terminated pursuant to Sections 7.2, 7.3 or 7.4.

        7.2 If any deliverable is rejected by Synopsys or is not delivered by its due date, then Synopsys may terminate this contract immediately by giving written notice to Consultant and will not owe any amount for deliverables which have not been accepted.

        7.3 Synopsys may terminate this Agreement at any time, for any reason, with or without cause, by giving Consultant written notice of termination. Termination will be effective immediately upon receipt of notice. If Synopsys terminates for convenience, it will pay Consultant for all accepted milestones and a prorated amount for partially completed deliverables. Consultant will submit invoices to Synopsys for payment of all outstanding amounts and Synopsys will pay all undisputed amounts within thirty (30) days of receipt of the invoices.


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        7.4   Either party has the right to terminate  this Agreement if the other party breaches or is in default of any obligation hereunder, which default is incapable of cure or which, being capable of cure, has not been cured with fifteen (15) business days after receipt of written notice from the nondefaulting
              party,   or  within  such   additional   cure  period  as  the
              nondefaulting party may authorize.

        7.5 Consultant agrees that all obligations under Sections 3, 4, 5, 9, 10 and 13 shall survive termination of this Agreement.

        8.    INSURANCE REQUIREMENTS

        8.1 Consultant shall comply with all federal, state, county and municipal laws, ordinances, and regulations, if any, applicable to the Work to be done hereunder. Consultant further certifies that all Work performed hereunder shall be in compliance with applicable health and safety requirements.

        8.2 Consultant agrees to carry such adequate health, auto, workers compensation, and liability insurance as is required to protect against related liability which may arise in the performance of the services hereunder, if the same would be common practice in Consultant's trade or business.

        9.    INDEMNITY

        9.1 Consultant agrees, at its own expense, to defend or, at its option, to settle, any claim or action brought against Synopsys for breach of any warranty in Section 10, and Consultant will indemnify and hold Synopsys harmless from and against any damages, costs and fees reasonably incurred (including reasonable attorneys' fees) that are attributable to such claim or action. Synopsys agrees to provide Consultant with: (i) prompt written notification of the claim or action;
              (ii) control and authority over the defense or settlement thereof except that Synopsys may participate at its own expense; and (iii) all reasonable available information and assistance, as well as the authority to settle and/or defend any such claim or actionprovided that Synopsys must approve any settlement in writing, which approval will not be unreasonably withheld.

        9.2 If the Results become, or are likely to become, the subject of an infringement claim or action, Consultant will: (i) procure, at no cost to Synopsys , the right to continue using the Results; (ii) replace or modify the Results to render them non-infringing, provided there is no material loss of functionality; or (iii) if, in Consultant's reasonable opinion, neither (i) nor (ii) above are commercially feasible, refund the amounts Synopsys paid for the Work.


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        9.3   Consultant  agrees  to  indemnify,  hold  harmless  and,  upon
              Synopsys'   request,   defend   Synopsys  and  its  directors,
              officers, employees and agents from and against all loss, liability, damages, claims and expenses, including reasonable attorneys' fees, arising out of claims or suits for damage or injury to persons or property in connection with, in whole or
              in  part,  (i)  any  negligent  act,   omission,   or  willful
              misconduct of Consultant in the performance of this Agreement and (ii) Consultant's failure to comply with federal, state or local law.

        10.   WARRANTY

        10.1 Consultant shall perform the Work with due diligence and in full compliance with the terms and conditions of this Agreement and the highest professional standards of one skilled in Consultant's industry.

        10.2  With  respect  to  all  subject   matter,   including   ideas,
              inventions, creations, works, processes, designs and methods, that Consultant will disclose or use in its performance of the Work or the granting of any rights under this Agreement, Consultant warrants that it has the right to make such
              disclosure,   use  and  grant  without  liability  to  others.
              Consultant further warrants that: (i) the Results are or will be original with Consultant; (ii) the Results do not and will not infringe any Intellectual Property Rights of others; (iii) Consultant has not previously granted and will not grant any rights in the Results to any third party that are inconsistent with the rights granted to Synopsys herein; (iv) each of Consultant's employees, consultants, contractors, partners or agents who has been or will be involved in the performance of
              the Work  will  have  signed  an  agreement   with   Consultant
              conveying all proprietary rights in the Results to Consultant and agreeing to maintain in confidence all trade secrets embodied in the Results; and (v) Consultant has full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to Synopsys.

        10.3 Consultant shall comply with all applicable laws and Synopsys' safety rules in the course of performing the Work. If Consultant's work requires a license, Consultant has obtained that license and the license is in full force and effect.

        11.   ACCESS TO SYNOPSYS PROPERTY

              Permission to enter Synopsys-controlled premises shall at all times be subject to Synopsys' discretion and control in accordance with its rules. Consultant will be subject to security controls prescribed by Synopsys.


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        12.   KEY PERSONNEL

              Synopsys has determined that the individuals whose names appear below are necessary for the successful performance of the Work. Consultant agrees to assign such individuals to perform the Work and shall not reassign or remove any of them without the prior written consent of Synopsys. Whenever said key personnel are unavailable to perform the Work, Consultant shall, with the approval of Synopsys, replace such key personnel with individuals of substantially equal abilities and qualifications. If comparable talent is unavailable, Synopsys may terminate this Agreement as provided for in
              Section 7, Termination. During the term of this Agreement and for one (1) year thereafter, Consultant will not encourage or solicit any employee or consultant of Synopsys to leave Synopsys for any reason.

              Key Personnel:

              A. Richard Newton


        13.   GENERAL PROVISIONS

        13.1 CHOICE OF LAW. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

        13.2 ASSIGNMENT. This Agreement may not be assigned by Consultant without the prior written consent of Synopsys.


        13.3 NOTICES. Any notices required or permitted to be given pursuant to this Agreement shall be in writing, sent via certified mail, return receipt requested, express overnight courier, or by facsimile to the address of Synopsys or Consultant as set forth below, or to such other address as may be specified from time to time in writing. Such notice shall be deemed to have been received on the earlier of (i) the date when actually received, or (ii) if by facsimile, when the sending party shall have received a facsimile confirmation that the message has been received by the receiving party's facsimile machine.


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              IF TO SYNOPSYS:
                    Synopsys, Inc.
                    700 E. Middlefield Road
                    Mountain View, CA 94043-4033
                    Attn.: General Counsel
                    Telephone Number: (650) 584-4880
                    Facsimile Number: (650) 584-1184

              IF   TO  CONSULTANT:
                    A. Richard Newton at such address as Consultant shall have provided Synopsys in writing


        13.4 NO WAIVER. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

        13.5 SEVERABILITY. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

        13.6 ATTORNEYS' FEES. The prevailing party in any action to enforce this Agreement shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys' fees.

        13.7  INJUNCTIVE  RELIEF. The parties  agree that a material  breach of
              this  Agreement  adversely   affecting   Synopsys' Confidential
              Information would cause irreparable injury to Synopsys for which monetary damages would not be an adequate remedy and Synopsys shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

        13.8 FORCE MAJEURE. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental action, failure of suppliers, earthquake, or any other reason where failure to perform is beyond the reasonable control of the non-performing party up to a maximum of ninety days.


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        13.9  ENTIRE AGREEMENT. This Agreement, including  all  Exhibits constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements or representations, oral or written, regarding such subject matter. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of both parties.

        13.10 COMMENCEMENT OF SERVICES. Services shall not commence until this agreement is incorporated into a Purchase Order that provides funding for the agreement and serves as the authorization to commence work.


CONSULTANT                                  SYNOPSYS, INC.

By (Signature):/S/ A. RICHARD NEWTON        By (Signature):/S/ AART J. DE GEUS
               --------------------------                  --------------------

Printed Name: A. RICHARD NEWTON             Printed Name:   AART J. DE GEUS
              ---------------------------                  --------------------

Title:        ---------------------------   Title: Chairman and Chief Executive
                                                   Officer

IF INTELLECTUAL PROPERTY IS NOT INVOLVED BOTH PARTIES WILL INITIAL IN THE SPACE PROVIDED BELOW AND SECTION 5, ASSIGNMENT OF RIGHTS AND INTEREST AND EXHIBIT C, LIST OF INVENTIONS WILL NOT APPLY.

CONSULTANT _____________                    SYNOPSYS _____________





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                                    EXHIBIT A

                                STATEMENT OF WORK

Consultant shall render such services as are necessary to complete in a professional manner the project described as follows (you may attach Consultant's proposal and incorporate it by reference, e.g. "see letter dated mo/day/yr from Consultant"):



Provide on-going consulting services to Synopsys for strategic planning and technology direction.





























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                                    EXHIBIT B

                                  COMPENSATION

During the term of this Agreement, Consultant shall be paid a fee of $15,000 per month.



























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                                    EXHIBIT C

                               LIST OF INVENTIONS



---------     No inventions or improvements


---------     See below



















---------     Additional sheets attached




--------------------------------
Consultant                 Date





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